Exhibit 21

                 SOFTWARE PUBLISHING CORPORATION HOLDINGS, INC.

                              List of Subsidiaries

                                                 State or Other Jurisdiction of
Name                                              Incorporation or Organization

Software Publishing Corporation. . . . . . . . . . . . . . . . . . . .  Delaware
Serif Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Delaware
Serif (Europe) Limited . . . . . . . . . . . . . . . . . . . . . . . .   England
Software Publishing Corporation Europe . . . . . . . . . . . . . . .  California
Software Publishing Corporation SPC (Italia) s.r.l.. . . . . . . . . .     Italy
Software Publishing International Corporation (FSC). . . . . . . . . .  Barbados
Software Publishing Asia Pacific Corporation . . . . . . . . . . . . .California
Software Publishing Corporation Netherlands. . . . . . . . . . . . . .California
Software Publishing Corporation Belgium. . . . . . . . . . . . . . . .California
Software Publishing Deutschland GmbH . . . . . . . . . . . . . . . . .   Germany
Software Publishing France, SARL . . . . . . . . . . . . . . . . . . .    France
Software Publishing Corporation (Scandinavia) AB . . . . . . . . . . .    Sweden
Software Publishing Limited. . . . . . . . . . . . . . . . . . . .United Kingdom
Grafox Limited . . . . . . . . . . . . . . . . . . . . . . . . . .United Kingdom
Precision Software Limited . . . . . . . . . . . . . . . . . . . .United Kingdom
PSL GmbH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Germany
Digital Paper, Inc.. . . . . . . . . . . . . . . . . . . . . . . . . .California